UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2023 (March 6, 2023)

DoubleVerify Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40349	82-2714562
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

462 Broadway New York, New York	10013
(Address of principal executive offices)	(Zip Code)

(212) 631-2111

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.001 per share	DV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On March 6, 2023, DoubleVerify Holdings, Inc. (the “Company”), investment funds associated with Providence Equity Partners L.L.C. (the “Selling Stockholders”), and J.P. Morgan Securities LLC and Barclays Capital Inc. (the “Underwriters”) entered into an underwriting agreement (the “Underwriting Agreement”) pursuant to which the Selling Stockholders agreed to sell to the Underwriters, and the Underwriters agreed to purchase from the Selling Stockholders, subject to and upon terms and conditions set forth therein, 12,500,000 shares of the Company’s common stock (the “Common Stock”). Pursuant to the Underwriting Agreement, the Selling Stockholders granted the Underwriters a 30-day option to purchase up to an aggregate of 1,875,000 additional shares of Common Stock (the “Option”), which Option was exercised in full on March 6, 2023. The Company did not receive any proceeds from the sale of shares in the offering.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the copy thereof, which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated March 6, 2023, among the Company, the selling stockholders named therein and J.P. Morgan Securities LLC and Barclays Capital Inc.
104	Cover Page to this Current Report on Form 8-K in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUBLEVERIFY HOLDINGS, INC.

	By:	/s/ Andy Grimmig
		Name:	Andy Grimmig
		Title:	Chief Legal Officer
Date: March 7, 2023